Exhibit 21.1

CORPORATE STRUCTURE
As of December 15, 2003

     The following sets forth the subsidiaries of Jacuzzi Brands, Inc. but excludes certain dormant and other subsidiaries not meaningful for presentation herein.

Asteria Company
Astracast GmbH
Astracast Plc
Bathcraft Inc.
BB Investments Ltd.
Eljer Industries, Inc.
Eljer Plumbingware, Inc.
Gatsby Spas, Inc.
Jacuzzi (Ireland) Ltd.
Jacuzzi Asia Pacific Pty Ltd. (Namesaver)
Jacuzzi Brands, Inc.
Jacuzzi do Brazil Industria e Commercio Ltda.
Jacuzzi Europe S.P.A.
Jacuzzi France SAS
Jacuzzi Inc.
Jacuzzi (Chili) S.A.
Jacuzzi Investments Ltd.
Jacuzzi Leisure Products Inc.
Jacuzzi Singapore Pte Ltd
Jacuzzi Spain, S.R.L. (Namesaver)
Jacuzzi UK Group plc
Jacuzzi Universal S.A. (49%)
Jacuzzi Whirlpool Bath, Inc. (Namesaver)
Jacuzzi Whirlpool GmbH
JBI Holdings Limited
JUSI Holdings, Inc.
KLI, Inc.
Les Aeliers de la Motte S.A.
PH Property Development Company
Pinco 1805 Ltd.
Redmont, Inc.
Rexair Holdings, Inc.
Rexair, Inc.
Silverdale Ceramics Ltd.
Spring Ram Bathrooms PLC
Spring Ram Corporation Overseas Ltd.
SSP Holdings Ltd.
Stainless Steel Products Ltd.
Sundance Spas, Inc.
The Spring Ram Corporation PLC
USI American Holdings, Inc.
USI Atlantic Corp.
USI Canada Inc.
USI Capital, Inc.
USI Global Corp.
USI Mayfair Limited
USI Overseas Holdings Limited
USI Plumbing PLC
USI Properties, Inc.
Val Industria e Commercio Ltda.
Zurco, Inc.
Zurn Export, Inc.
Zurn Industries Limited
Zurn Industries, Inc.
Zurn Pex, Inc.